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                                                                    EXHIBIT 99.3

                                 PROLOGIS TRUST

                  DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
                             REQUEST FOR WAIVER FORM


To:  Share Purchase Plan Representative             Telephone:  (303) 576-2622
     ProLogis Trust                                 Fax:        (303) 375-2600
     14100 East 35th Place
     Aurora, Colorado 80011

This form is to be used only by participants in the ProLogis Trust 1999 Dividend Reinvestment and Share Purchase Plan who are requesting acceptance from ProLogis to make an optional cash payment under the plan in excess of the $10,000 monthly maximum.

ProLogis will set a threshold, or minimum, price at which investments of optional cash payments in excess of the monthly maximum can be made, pursuant to a request for waiver, by 5:00 PM Mountain Time on the third trading day prior to the beginning of the relevant investment period of 10 trading days. This form should be completed and returned by 5:00 PM Mountain Time on the second trading day prior to the beginning of the investment period. Notification of whether the request for waiver is accepted will occur by ____:____ __m Mountain Time on the ____________________________________________ trading day prior to the beginning of the investment period.

GOOD FUNDS ON ALL ACCEPTED REQUESTS FOR WAIVER MUST BE RECEIVED BY EQUISERVE, L.P. SHAREHOLDER SERVICES NOT LATER THAN 5:00 PM ON THE TRADING DAY PRIOR TO THE BEGINNING OF THE RELEVANT INVESTMENT PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE.

A new form must be completed each month the participant wishes to make an optional case payment in excess of $10,000 monthly maximum. This form will not be accepted by ProLogis unless it is completed in its entirety.

The participant submitting this form hereby certifies that the information contained herein is true and correct as of the date of this form and the participant has received a current copy of the prospectus relating to the plan. The participant hereby certifies that it is acquiring the shares for investment purposes and not with a present view toward distribution within the meaning of the Securities Act of 1933, as amended. Further, the participant certifies that EquiServe Trust Company, N.A. is hereby appointed as agent to apply any cash investments toward the purchase of common shares under the plan.

EquiServe will deliver whole shares via DWAC. Any fractional shares will be returned via cash in lieu of shares to the address listed below.


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
                                REQUEST FOR WAIVER TO BE COMPLETED BY WAIVER APPLICANT

$
------------------------------------------------------------          ------------------------------------------------
OPTIONAL CASH PAYMENT AMOUNT REQUEST                                  WAIVER DISCOUNT

$
------------------------------------------------------------          ------------------------------------------------
THRESHOLD PRICE                                                       TITLE OF ACCOUNT TO WHICH SHARES ARE


------------------------------------------------------------          ------------------------------------------------
NAME OF DEPOSITORY PARTICIPANT SUBMITTING PAYMENT                     TAX I.D. NUMBER


------------------------------------------------------------          ------------------------------------------------
PARTICIPANT NUMBER WITH DEPOSITORY                                    STREET ADDRESS


------------------------------------------------------------          ------------------------------------------------
NAME OF CONTACT (PEASE PRINT)                                         CITY, STATE AND ZIP CODE


------------------------------------------------------------          ------------------------------------------------
TITLE OF CONTACT                                                      PHONE NUMBER


------------------------------------------------------------          ------------------------------------------------
SIGNATURE OF CONTACT ON BEHALF OF BROKER , BANK OR OTHER              FAX NUMBER
NOMINEES


------------------------------------------------------------          ------------------------------------------------
DATE
METHOD OF PAYMENT          (        ) WIRE                            (        ) OTHER  (SPECIFY)




----------------------------------------------------------------------------------------------------------------------
                                ACCEPTANCE SECTION TO BE COMPLETED BY PROLOGIS TRUST



$                                                                    APPROVAL:
------------------------------------------------------------                         ---------------------------------
OPTIONAL CASH PAYMENT AMOUNT APPROVED                                NAME:
                                                                                     ---------------------------------
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